UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 4, 2008, CallWave, Inc. (“CallWave,”) entered into an asset purchase agreement (the “Agreement”) with Webmessenger, Inc., a California corporation (“Webmessenger”), providing for the purchase of the assets (collectively, the “Assets”) related to Webmessenger’s business of delivering secure software-based products and services providing mobile real-time presence, VoIP and desktop collaboration with Blackberry, Windows Mobile S60, iPhone and Palm smartphone devices. The purchased Assets include source code, software binaries, software libraries, applications, copyrights, patent applications, trademarks and goodwill associated with the Assets.

Pursuant to the Agreement, the purchase price for the Assets was up to $9,000,000 ($450,000 of which will be paid pursuant to earn- out provisions). CallWave and Webmessenger have made representations, warranties, covenants and provided indemnities in the Agreement that are customary in transactions of this type.

A copy of the Asset Purchase Agreement will be filed as an exhibit to the Registrant’s Form 10-K for the quarter ended June 30, 2008.

A copy of the press release announcing the asset purchase is attached hereto and incorporated as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: August 6, 2008	By:	/s/ Jeffrey Cavins
Jeffrey Cavins, Chief Executive Officer and President